EXHIBIT 10.3

September 25, 2007

AMENDMENT AND WAIVER

This Amendment and Waiver of the Securities Purchase Agreement (“Purchase Agreement”) and related 9% Senior Convertible Debentures due December 15, 2009 (“Debentures”) and Warrants to Purchase Common Stock (“Warrants”), all dated as of December 15, 2006, among Ecosphere Technologies, Inc. (the “Company”), Enable Growth Partners LP, Enable Opportunity Partners LP, Pierce Diversified Strategy Master Fund LLC, Ena  Gemini Master Fund, Ltd. and Frey Living Trust of 3-20-96. (each, an “Investor” and together, the “Investors”) is entered into as of the date set forth above with respect to the following facts:

Capitalized terms that are used herein without definition shall have the meanings ascribed to them in the Purchase Agreement.

A. The Company proposes to enter into an Asset Purchase Agreement (the “UES Sale Agreement”) with Luxor Capital, LLC or its assigns (“Buyer”), pursuant to which the Company will sell to Buyer substantially all of the assets of the Company’s UltraStrip Envirobotic Solutions, Inc. subsidiary (the “Sub”).

B. The Company acknowledges that the sale of the Sub would, absent the waiver and consent of the Investors provided by this Agreement, constitute an Event of Default under Section 8(a)(viii) of the Debentures.

C. In order to permit the Company to enter into the UES Sale Agreement, the Company requests that the Investors waive (the “Waiver”) the requirements of Section 8(a)(viii) of the Debentures in respect of the transactions contemplated by the UES Sale Agreement.

Now, therefore, in consideration of the premises set forth above, by their execution below, each Investor and the Company agrees as follows:

1.

Effective simultaneously with the closing of the sale of the Sub, the Company shall cause Harris Cramer LLP as escrow agent pursuant to that certain Escrow Agreement dated September 19, 2007, the form of which is attached hereto as Exhibit A (the “Escrow Agreement”), to release to the Investors the aggregate sum of $4,000,000 as partial prepayment of the Debentures. The amount to be paid to each investor is as follows:

Enable Growth Partners LP

$2,351,063.88

Enable Opportunity Partners LP

$276,595.74

Pierce Diversified Strategy Master Fund LLC

$138,297.87

Gemini Master Fund, Ltd.

$425,531.86

Frey Living Trust of 3-20-96.

$808,510.66

2.

Provided that the partial prepayment in Section 1 above is made on or prior to October 1, 2007, each Investor agrees to waive forever any interest accrued on the Debentures through and including the date of the partial prepayment set forth above, but not on any interest accruing on the remaining balance of the outstanding Debentures from and after such date.  Subject to the payment of the sums set forth in Section 1 above, each Investor further waives (i) any breaches of the Debentures or Securities Purchase Agreement through the date hereof and (ii) the payment of interest on October 1, 2007 in the form of unregistered shares of Common Stock. It is expressly agreed that no Purchaser is waiving any subsequent breaches of the Securities Purchase Agreement or any other Transaction Document by the Company.

3.

The completion of the sale of the Sub shall not constitute an Event of Default under the Debentures.

4.

The Conversion Price of the Debentures is hereby reduced to $0.15, subject to further adjustment as set forth therein.

5.

 The Exercise Price of the Warrants is hereby reduced to $0.15; subject to further adjustment as set forth therein.

6.

 The Company agrees and acknowledges that the waivers granted hereunder relate only to the proposed UES Sale Agreement and any subsequent transactions by the Company shall; if otherwise required by any of the Transaction Documents, require a separate consent or waiver from the Investors.  Except as specifically waived or modified by the terms of this agreement, the Purchase Agreement, the Debentures, the Warrants and the Registration Rights Agreement shall remain unmodified and in full force and effect, and shall not be in any way changed, modified or superseded by the terms set forth herein.

Please indicate your agreement to the foregoing Amendment and Waiver by signing a copy of this Agreement where indicated below.

Ecosphere Technologies, Inc.

By: /s/ Dennis McGuire______________________

Agreed To:                                                            Dennis McGuire, President and CEO

Enable Growth Partners LP

By: /s/ Brendan O’Neil

Name: Brendan O’Neil

Title:  Principal & Portfolio Manager

Enable Opportunity Partners LP

By: /s/ Brendan O’Neil

Name: Brendan O’Neil

Title:  Principal & Portfolio Manager

Pierce Diversified Strategy Master Fund LLC, Ena

By: /s/ Brendan O’Neil

Name: Brendan O’Neil

Title:  Principal & Portfolio Manager

All c/o Enable Capital Management LLC

One Ferry Building, Suite 255

San Francisco, CA 9411

Gemini Master Fund, Ltd.

By: /s/ Steven W. Winters

Name: Steven W. Winters

Title: President of the Investment Manager

c/o Gemini Strategies, LLC

12220 El Camino Real, Suite 400

San Diego, CA 92130

/s/ Philip Frey, Jr.  ______________

Philip Frey, Jr. as trustee of the Frey

Living Trust dated 3-20-96

ESCROW AGREEMENT

THIS ESCROW AGREEMENT made as of September 19, 2007, between Ecosphere Technologies, Inc. (the “Seller”) and Harris Cramer LLP (the “Escrow Agent”).

WHEREAS, the Seller is selling substantially all of the assets of its subsidiary, UltraStrip Envirobotic Solutions, Inc. to Luxor Capital, LLC or its assigns (the “Buyer”) pursuant to an Asset Purchase Agreement (the “Sale”); and

WHEREAS, in order to obtain the required consent of certain creditors of the Seller (the “Creditors”, identified on Annex A hereto) to the Sale, the Seller is required to impound in escrow the gross proceeds which will be received from the Sale; and

WHEREAS, the Seller and the Escrow Agent desire to enter into an agreement with respect to the above-described escrow.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, the parties hereto hereby agree as follows:

1.

The Seller agrees that the $4,000,000 of cash payment to be made by Buyer to Seller at closing in respect of the Sale shall be made payable to Harris Cramer LLP Trust Account, Grand Bank & Trust Company of Florida Account No. 10098440  (the “Escrow Account”).

2.

Upon the receipt of at least $4,000,000 in cleared funds into the Escrow Account, the Escrow Agent shall disburse $4,000,000 of such funds per the instructions set forth on Annex A hereto, and any remaining balance in the Escrow Account shall be disbursed per the written instructions of the Seller, net of the reasonable fees and expenses of the Escrow Agent. All amounts deposited in the Escrow Account shall not become the property of the Seller or any other entity, or be subject to the debts of the Seller or any other entity, except as expressly provided herein with respect to payments by the Escrow Agent to the Creditors and the Seller, and the Escrow Agent shall make or permit no disbursements from the Escrow Account except as expressly provided herein.

3.

On the making of the payment or payments by the Escrow Agent as provided for in Section 2, the Escrow Agent shall be completely discharged and released of any and all further liabilities of responsibilities hereunder.

4.

The Seller agrees to give the Escrow Agent prompt and appropriate written notice of the expected closing date of the Sale or any termination thereof.

5.

The Escrow Agent, in its actions pursuant to this Escrow Agreement, shall be fully protected in every reasonable exercise of its discretion and shall have no obligations hereunder either to any other party, except as expressly set forth herein.

6.

The Escrow Agent shall deposit the Sale proceeds in its trust account and no interest shall be earned for the account of the Seller, the Buyer, any Creditor or the Escrow Agent.

7.

In performing any of its duties hereunder, the Escrow Agent shall not incur any liability to anyone for any damages, losses or expenses, except for willful act or omission, and it shall, accordingly, not incur any such liability with respect to (i) any action taken or omitted in good faith upon advice of its counsel or counsel for the Seller given with respect to any question relating to the duties and responsibilities of the Escrow Agent under this Agreement, or (ii) any action taken or omitted in reliance upon any instrument, including the written advice provided for herein, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed and presented by a proper person or persons, and to conform with the provisions of this Escrow Agreement. The parties acknowledge that the Escrow Agent is also acting as counsel to the Seller.

8.

If at any time a dispute shall exist as to the duties of the Escrow Agent and the terms thereof, or the Escrow Agent has not been able to locate a Creditor to return his funds, the Escrow Agent may deposit said funds with the Clerk of the Court of Palm Beach County, State of Florida and may interplead the parties hereto. Upon so depositing such funds and filing its complaint in the interpleader, the Escrow Agent shall be completely discharged and released from all further liability or responsibility under the terms hereof.

9.

The Seller hereby agrees to indemnify and hold harmless the Escrow Agent against any and all losses, claims, damages, liabilities and expenses including reasonable costs of investigation and counsel fees and disbursements, which may be imposed upon the Escrow Agent or incurred by the Escrow Agent in connection with its acceptance of appointment as Escrow Agent hereunder, or the performance of its duties hereunder, including any litigation arising from this Escrow Agreement or involving the subject matter hereof.

10.

This Escrow Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the laws of the State of Florida.

11.

In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted

12.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The execution of this Agreement may be by actual or facsimile signature.

13.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

14.

All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted next business day delivery, or by facsimile delivery followed by overnight next business day delivery as follows:

The Seller:

Ecosphere Technologies, Inc.

3515 S.E. Lionel Terrace

Stuart, Florida 34997

Attention: Mr. James C. Rushing III

Facsimile: (772) 781-4778

The Escrow Agent:

 Michael D. Harris, Esq.

Harris Cramer LLP

1555 Palm Beach Lakes Blvd., Suite 310

West Palm Beach, FL 33401-2327

Phone:  561-689-4441

Fax:      561-659-0701

mharris@harriscramer.com

or to such other address as any of them, by notice to the other may designate from time to time.  The transmission confirmation receipt from the sender’s facsimile machine shall be evidence of successful facsimile delivery.  Time shall be counted to, or from, as the case may be, the date of delivery.

15.

In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding relating to this Agreement is filed, the prevailing party shall be entitled to an award by the court of reasonable attorneys’ fees, costs and expenses.

16.

This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

[Signature Pages Attached]

IN WITNESS WHEREOF, the Seller and the Escrow Agent have executed this Escrow Agreement on the date and year first above written.

Escrow Agent:

Harris Cramer LLP

By:  Daryl Cramer & Associates, P.A., Partner

By:_______________________

Name:  Daryl Cramer

Title:    President

Ecosphere Technologies, Inc.

By:________________________

Name:

Title:

ANNEX A

Wire instructions for the following are being held by Harris Cramer LLP.

Enable Growth Partners LP

One Ferry Building, Suite 255

San Francisco, CA 94111

Enable Opportunity Partners LP

One Ferry Building, Suite 255

San Francisco, CA 94111

Pierce Diversified Strategy Master Fund LLC, Ena

One Ferry Building, Suite 255

San Francisco, CA 94111

Frey Living Trust of 3-20-96

4105 NE Rigel’s Cove Way

Jensen Beach, FL 34957

Gemini Master Fund, Ltd.

℅ Gemini Strategies, LLC

12220 El Camino Real

San Diego, CA 92130